Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-274824 and 333-275852 on Form S-8 of our reports dated November 22, 2024, relating to the financial statements of Vestis Corporation and the effectiveness of Vestis Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 27, 2024.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
November 22, 2024